UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MILACRON HOLDINGS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MILACRON HOLDINGS CORP.

10200 Alliance Road, Suite 200

Cincinnati, Ohio 45242

To our stockholders,

We are pleased to invite you to attend the Annual Meeting of the Stockholders of Milacron Holdings Corp., which will be held Tuesday, April 25, 2017, at 8:30 a.m. eastern time, at Milacron corporate headquarters at 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242.

The following pages include a formal notice of the meeting and our proxy statement. The proxy statement describes various matters on the agenda for the meeting. Please read these materials so that you will know what we plan to do at the meeting. It is important that your shares be represented at our Annual Meeting regardless of whether you plan to attend the meeting in person. Please vote your shares as soon as possible through any of the voting options available to you as described in this proxy statement.

On behalf of management and the board of directors, we thank you for your continued interest in Milacron Holdings Corp.

Sincerely,

/s/ Thomas J. Goeke

Thomas J. Goeke

Chief Executive Officer

March 16, 2017

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MILACRON HOLDINGS CORP.

10200 Alliance Road, Suite 200

Cincinnati, Ohio 45242

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 25, 2017

To our stockholders,

Notice is hereby given that the 2017 Annual Meeting of Stockholders of Milacron Holdings Corp. will be held on Tuesday, April 25, 2017, at 8:30 a.m. local time, at Milacron corporate headquarters at 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242, for the following purposes:

1.

To elect the three nominees named herein as Class II directors;

2.

To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017;

3.

To vote on an advisory, non-binding “say-on-pay” resolution to approve the compensation of our executive officers; and

4.

To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

Holders of record of our common stock at the close of business on March 8, 2017 are entitled to notice of, and to vote at, the annual meeting. Stockholders of record may vote their shares via telephone, over the Internet, by signing, dating and mailing the proxy card in the envelope provided, by delivering a completed proxy card at the annual meeting or by voting in person at the annual meeting. Instructions regarding all methods of voting are contained on the proxy card. If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions you receive from your record holder. The availability of Internet and telephone proxies will depend on their voting procedures.

By Order of the Board of Directors,

/s/ Hugh C. O’Donnell

Hugh C. O’Donnell

Vice President, General Counsel & Secretary

March 16, 2017

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE OR, IF YOU PREFER, SUBMIT YOUR PROXY BY TELEPHONE OR USING THE INTERNET, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.  IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	1
PROPOSAL 1—ELECTION OF CLASS II DIRECTORS	5
CORPORATE GOVERNANCE	12
BENEFICIAL OWNERSHIP OF OUR COMMON STOCK	18
REPORT OF THE COMPENSATION COMMITTEE	21
COMPENSATION DISCUSSION AND ANALYSIS	21
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	43
PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	44
PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION	46
REPORT OF THE AUDIT COMMITTEE	48
OTHER BUSINESS	49
PROPOSALS BY STOCKHOLDERS	49

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MILACRON HOLDINGS CORP.

10200 Alliance Road, Suite 200

Cincinnati, Ohio 45242

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PROXY STATEMENT

______________________________________________________________________________

ANNUAL MEETING OF STOCKHOLDERS

April 25, 2017

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INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement will first be mailed on or about March 24, 2017 to stockholders of Milacron Holdings Corp., which is sometimes referred to in this proxy statement as “Milacron,” “we,” “us,” “our,” or the “Company,” in connection with the solicitation by our board of directors (the “Board of Directors” or “Board”) of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, April 25, 2017, at 8:30 a.m. local time, at Milacron corporate headquarters at 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242, and any postponement or adjournment thereof.

Matters to be Considered

At the meeting, stockholders will be asked to vote to elect the three nominees named herein as Class II directors, to ratify the selection of the independent registered public accounting firm, and to vote on an advisory, non-binding “say-on-pay” resolution to approve the compensation of our executive officers. See “PROPOSAL 1—ELECTION OF CLASS II DIRECTORS”, “PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”, and “PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION”. The Board of Directors does not know of any matters to be brought before the meeting other than as set forth in the notice of meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Stock Outstanding and Entitled to Vote

Holders of common stock as of the record date are entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 68,366,717 shares of common stock outstanding and entitled to vote at the annual meeting, with each share entitled to one vote.

If you are a stockholder of record, you will need to present the proxy card that you received, together with a form of personal photo identification, in order to be admitted into the meeting. If you are the beneficial owner of shares held in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee as of the close of business on March 8, 2017, along with a form of personal photo identification. Alternatively, you may contact the broker, bank or other nominee in whose name your shares of common stock are registered and obtain a legal proxy to bring to the meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted into the meeting or adjacent areas. All other items may be subject to search.

Information About This Proxy Statement

Why you received this proxy statement.  You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting and any postponement or adjournment thereof. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent:

Computershare

P.O. Box 30170

College Station, TX 77842-3170

Overnight correspondence should be sent to:

Computershare

211 Quality Circle, Suite 210

College Station, TX 77845

Telephone:

(877) 373-6374 (toll-free)

(781) 575-3100 (toll)

Householding.  The SEC's rules permit us to deliver a single set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy statement to any stockholder at the shared address to which a single copy of those documents was delivered. If you are a record holder and if you prefer to receive separate copies of the proxy materials, please contact Hugh O’Donnell, Vice President, General Counsel and Secretary, Milacron Holdings Corp., 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and other communications for your household, please contact Hugh O’Donnell, Vice President, General Counsel and Secretary, at the above address.

Voting by and Revocation of Proxies

Stockholders of record are requested to vote by proxy in one of three ways:

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By telephone—Use the toll-free telephone number shown on your proxy card;

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By Internet—Visit the Internet website indicated on your proxy card and follow the on-screen instructions;

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By mail—You can date, sign and promptly return your proxy card by mail in the postage prepaid envelope which accompanied that proxy card; or

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In person—You can deliver a completed proxy card at the meeting or vote in person.

Voting instructions (including instructions for both telephonic and Internet proxies) are provided on the proxy card. The Internet and telephone proxy procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders' instructions have been recorded properly. A control number, located on the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, must be borne by the stockholder. If you submit your proxy by Internet or telephone, it will not be necessary to return a proxy card for your vote to be counted.

If a stockholder does not submit a proxy by the Internet or by telephone or return a signed proxy card, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

If instructions are not given and you do not indicate how your shares should be voted on a proposal, the shares represented by a properly completed proxy will be voted as the Board recommends.  In addition, we reserve the right to exercise discretionary authority to vote proxies, in the manner determined by the Company in its sole discretion, on any matters brought before the 2017 annual meeting for which we did not receive adequate notice under the proxy rules promulgated by the SEC.

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to the Company's Secretary at our address set forth herein, by executing and delivering a later-dated proxy (either in writing, by telephone or via the Internet) or by voting in person at the meeting. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone proxies for these stockholders will depend on their voting procedures.

Quorum

The presence at the annual meeting, in person or by proxy, of the holders of record of a majority in voting power of the shares entitled to vote at a meeting of stockholders shall constitute a quorum to transact business at the annual meeting. Abstentions (shares present at the meeting in person or by proxy that are voted “ABSTAIN”) and broker non-votes (explained below) will be counted as present for purposes of determining the establishment of a quorum.

Required Votes

Election of Nominees named herein as Directors.  Proposal 1. Under our Amended and Restated Bylaws (the “Bylaws”), the affirmative vote of the holders of a plurality of shares of common stock voting on this matter at the annual meeting is required to elect each nominee named herein as a director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Abstentions and broker non-votes will have no effect on the outcome of the election of Directors.

Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.  Proposal 2, relating to the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2017, will be approved if it receives the affirmative vote of the holders of a majority of the shares of common stock represented at the annual meeting and voting on this proposal. Abstentions will have the effect of a vote “against” approval of the resolution.

Advisory “Say-on-Pay” Vote Regarding Executive Compensation.  Proposal 3, relating to the non-binding, advisory vote to approve our executive compensation, will be approved if it receives the affirmative vote of the holders of a majority of the shares of common stock represented at the annual meeting and voting on this proposal. Abstentions will have the effect of a vote “against” approval of the resolution and broker non-votes will have no effect on the approval of the resolution.

Other Matters.  If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Shares Held by Brokers

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the annual meeting. If you do not provide voting instructions on a non-discretionary item, including the election of the nominees named herein as directors, the shares will be treated as “broker non-votes.” We believe that the ratification of the appointment of Ernst & Young LLP (Proposal 2) is a routine matter on which brokers will be permitted to vote any unvoted shares in their discretion. We believe that election of the three nominees named herein as Class II directors (Proposal 1) and the non-binding, advisory “Say-on-Pay” vote (Proposal 3) are non-routine matters on which brokers will not be permitted to vote any unvoted shares. “Broker non-votes” will be counted as present for purposes of determining the establishment of a quorum at the annual meeting and will have no effect on the outcome of Proposal 1 (election of the three nominees named herein as Class II directors) and Proposal 3 (non-binding, advisory “Say-on-Pay” resolution).

Proxy Solicitation

We will bear the costs of solicitation of proxies for the annual meeting, including preparation, assembly, printing and mailing of this proxy statement, the annual report, any proxy card and any additional information furnished to stockholders. Copies of our proxy statement will be furnished, upon request, to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation material to such beneficial owners. In addition, under the terms of our engagement with Computershare Trust Company, N.A. (“Computershare”) as transfer agent for the Company, Computershare provides services in connection with our annual meeting. The anticipated total cost of such engagement is $11,000, of which a small portion of such cost relates to services provided in connection with our annual meeting. Solicitation of proxies by mail may be supplemented by telephone, email or personal solicitation by Computershare or by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Independent Registered Public Accounting Firm

We have been advised that a representative of Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2016, will attend the annual meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Annual Report and Company Information

Our Annual Report to Stockholders, which contains consolidated financial statements for the year ended December 31, 2016, is being furnished to stockholders concurrently herewith. You also may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2016 that was filed with the SEC, without charge, by writing to Milacron Holdings Corp., Attn: Investor Relations, 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242. Our Annual Report on Form 10K and this Proxy Statement will also be available without charge at the “Investors” page on our website at www.investors.milacron.com.

PROPOSAL 1 — ELECTION OF CLASS II DIRECTORS

Our Second Amended and Restated Certificate of Incorporation provides that our Board of Directors is divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors and with each class serving a consecutive three-year term. The term of the current Class II Directors will expire on the date of the 2017 annual meeting, subject to the election and qualification of their respective successors.

In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board of Directors, including independence, integrity, objectivity, sound judgment, leadership and diversity of experience (for example, in relation to finance and accounting, strategy, risk, technical expertise, policy-making, etc.). The following biographies describe the business experience of each director. Following the biographical information for each director below, we have listed qualifications that, in addition to those discussed above, the Board of Directors considered in determining whether to recommend the director be nominated for reelection.

The nominees for election as Class II Directors at the 2017 annual meeting are described below. The Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, has nominated each of the candidates for election. If elected, each of the nominees is expected to serve for a three-year term expiring at the annual meeting of stockholders of the Company in 2020 and until their respective successors have been elected and qualified. The Board of Directors expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors may nominate.

The Board of Directors recommends a vote “FOR” the Company's nominees for Class II Directors.

Nominees for Election

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class II Directors
Ira G. Boots

Mr. Boots, 63, has served as a member of our Board of Directors and as non-executive Chairman since April 2012. He was previously Chairman of the Board and Chief Executive Officer of Berry Plastics Corporation from 2001 to 2010, and a Director of Berry Plastics Corporation since April 1992. Prior to that, Mr. Boots served as Chief Operating Officer of Berry Plastics Corporation since August 2000 and Vice President of Operations, Engineering and Product Development of Berry Plastics Corporation since April 1992. Mr. Boots was elected to serve on our Board due to his deep knowledge and experience in the industry and his extensive leadership experience.

Gregory D. Brenneman

Mr. Brenneman, 55, has served as a member of our Board of Directors since April 2012. Mr. Brenneman currently serves as Executive Chairman of CCMP Capital Advisors, LP (“CCMP”) a position he has held since October 2016, and is a member of the firm’s Investment Committee.  Previously, he served as Chairman of CCMP from 2008 until October 2016 and as its President and Chief Executive Officer from February 2015 until October 2016.  Prior to joining CCMP in October 2008, Mr. Brenneman served as Chief Executive Officer of QCE Holdings LLC (“Quiznos”), a U.S. quick service restaurant chain, from January 2007 until September 2008 and as President of Quiznos from January 2007 until November 2007. He also served as Executive Chairman of Quiznos from 2008 to 2009. Prior to joining Quiznos, from 2004 to 2006, Mr. Brenneman was Chairman and Chief Executive Officer of Burger King Corporation. Prior to joining Burger King, Mr. Brenneman was named President and Chief Executive Officer of PwC Consulting in June 2002. Mr. Brenneman joined Continental Airlines in 1995 as President and Chief Operating Officer and a member of its board of directors. In 1994, Mr. Brenneman founded Turnworks, Inc., his personal investment firm that focuses on corporate turnarounds. Prior to founding Turnworks, Inc., Mr. Brenneman was a Vice President for Bain and Company. Mr. Brenneman currently serves on the board of directors of PQ Corporation, Volotea SL, The Home Depot, Inc. and Baker Hughes Inc., and within the past five years has served on the board of directors of Automatic Data Processing Inc.

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Mr. Brenneman holds a Masters of Business Administration degree with distinction from Harvard Business School and a Bachelors Administration of Business degree in Accounting/Finance, summa cum laude from Washburn University of Topeka, Kansas. He was awarded an honorary Doctor of Commerce degree from Washburn University. Mr. Brenneman was elected to serve on our Board due to his extensive experience in the industrials industry and his affiliation with CCMP.

James F. Gentilcore

Mr. Gentilcore, 64, has served as a member of our Board of Directors since February 2014. Mr. Gentilcore currently serves as board member and President and Chief Executive Officer of PQ Corporation, a position he has held since July 2016.  He served as an Executive Advisor to CCMP from April 2014 to June 2016. Mr. Gentilcore previously served as Chief Executive Officer of Edwards Group Limited from March 2013 to January 2014. Mr. Gentilcore previously served as a Director of Edwards from December 2007 to January 2014. Prior to that, from January 2009 until March 2011 he was Chief Executive Officer of EPAC Technologies Inc., a logistics technology solutions company. Mr. Gentilcore also served as Chief Operating Officer of Brooks Automation Inc., a position he held from November 2005 until November 2007 after leading the merger between Brooks and Helix Technology Corp. where he had been the Chief Executive Officer from December 2002 until October 2005. Prior to that, Mr. Gentilcore was the Chief Operating Officer of Advanced Energy Industries, Inc., a process power supplier to the semiconductor and solar industries. Earlier in his career, he spent 10 years in the electronics materials industry with Air Products Inc., serving in various business development and operational roles. Mr. Gentilcore also currently serves on the board of directors of Entegris, Inc., where he is a member of the audit committee and compensation committee. Mr. Gentilcore holds a Bachelor of Science degree in Engineering from Drexel University and a Masters of Business Administration degree from Lehigh University. Mr. Gentilcore was elected to serve on our Board due to his years of experience as an executive officer of a number of companies.

Other Members of the Board of Directors

Including the nominees, the Board of Directors currently consists of nine (9) directors, each of whom, other than the nominees, is described below. The terms of the Class I Directors expire at the 2019 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors. The terms of the Class III Directors expire at the 2018 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class I Directors
Waters S. Davis

Mr. Davis, 63, has served as a member of our Board of Directors since July 2013. Mr. Davis also served as Executive Vice President of NuDevco LLC from June 2012 to July 2013 and as Executive Vice President and Chief Strategy Officer of Spark Energy, LLC from December 2009 to May 2012.  Mr. Davis served as an Executive Advisor to CCMP from October 2012 to September 2016. Mr. Davis currently serves on the board of directors of Targa Resources Corp., and Esol, LLC. He is also President of the National Christian Foundation, Houston. Mr. Davis holds a Bachelor of Science degree in Architectural Engineering from the University of Texas at Austin and a Masters of Business Administration degree from Harvard Business School. Mr. Davis was elected to serve on our Board due to his years of experience as a senior executive at a number of companies.

Thomas J. Goeke

Mr. Goeke, 58, served as our President and Chief Executive Officer from September 2012 until April 2016 and continues to serve as our Chief Executive Officer. He has served as a member of our Board of Directors since August 2012. Mr. Goeke has over 25 years of industry experience and prior to becoming our President and Chief Executive Officer he served as Chief Operating Officer of Seakeeper Inc. from October 2011 to June 2012 and as Chief Executive Officer of Klöckner Pentaplast Group from July 2005 to May 2011. Prior to that, Mr. Goeke served in a number of positions at Klöckner Pentaplast since 1989 and also gained experience at Hoechst Celanese Rigid Film Division. Mr. Goeke received his Bachelor of Science degree in Mechanical Engineering from Widener University and his Masters of Business Administration degree from the College of William and Mary. Mr. Goeke was elected to serve on our Board due to being a seasoned executive with experience in a variety of senior roles in the plastics industry.

Timothy Walsh

Mr. Walsh, 53, has served as a member of our Board of Directors since April 2012. Mr. Walsh is President and Chief Executive Officer of CCMP and a member of the firm’s Investment Committee. Prior to joining CCMP upon its formation in August 2006, Mr. Walsh was a Partner at J.P. Morgan Partners, LLC between 2000 and 2006. Before joining J.P. Morgan Partners in 1993, Mr. Walsh worked on various industry-focused client teams within The Chase Manhattan Corporation. Mr. Walsh currently serves on the board of directors of PQ Corporation and Volotea SL.  Mr. Walsh holds a Bachelor of Science degree from Trinity College and a Master of Business Administration degree from the University of Chicago Graduate School of Business. Mr. Walsh was elected to serve on our Board due to his extensive experience in the industrials industry and his affiliation with CCMP.

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Class III Directors
James Ridout

Mr. Ridout, 46, has served as a member of our Board of Directors since August 2013. Mr. Ridout is a Director of Private Equity at AIMCo, where he has served since February 2009. Mr. Ridout currently serves on the board of directors of Alegeus Technologies, LLC.  Mr. Ridout holds a Bachelor of Commerce degree in Finance from Dalhousie University. Mr. Ridout was elected to serve on our Board due to his affiliation with AIMCo and his extensive experience as a private equity professional.

James M. Kratochvil

Mr. Kratochvil, 60, has served as a member of our Board of Directors since November 2014.  Mr. Kratochvil is currently also serving as President of IRD Group Inc., a company he started in May 2015 to purchase the assets of the International Revolving Door Company.  From March 2014 until May 2015 Mr. Kratochvil held the position of President of JPM Resources (formerly Jorgenson Petroleum Maintenance, Inc.).  Prior thereto, Mr. Kratochvil served as Chief Financial Officer of Berry Plastics Group, Inc. from December 1990 until December 2013 and as Assistant Treasurer from October 2009 until November 2013. He served in various roles at Berry Plastics Corporation since joining its predecessor in 1985. Mr. Kratochvil holds a Bachelor of Science degree in Finance from the University of Illinois. Mr. Kratochvil was elected to serve on our Board due to his many years of experience in the plastic industry.

Mark McFadden

Mr. McFadden, 39, has served as a member of our Board of Directors since April 2012. Mr. McFadden is a Managing Director of CCMP focused on investments in the industrial sector. Prior to joining CCMP upon its formation in August 2006, Mr. McFadden was an Associate with J.P. Morgan Partners, LLC between 2002 and 2006. Prior to joining J.P. Morgan Partners, Mr. McFadden was an investment banking analyst at Credit Suisse First Boston. Mr. McFadden currently serves on the board of directors of PQ Corporation. Mr. McFadden holds a Bachelor of Business Administration degree in Finance and a Bachelor of Arts degree in History from the College of William and Mary. Mr. McFadden was elected to serve on our Board due to his extensive experience in the industrials industry and his affiliation with CCMP.

CORPORATE GOVERNANCE

Board of Directors Independence Standards for Directors

Pursuant to our Corporate Governance Guidelines and Principles, a copy of which is available on our website at www.investors.milacron.com, the Board of Directors is required to affirmatively determine whether our directors are independent under the listing standards of the New York Stock Exchange (“NYSE”), the principal exchange on which our common stock is traded.

During its annual review of director independence, the Board of Directors considers all information it deems relevant, including without limitation, any transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board of Directors also considers the recommendations of the Nominating and Corporate Governance Committee, which conducts a separate independence assessment of all directors as part of its nomination process for the Board of Directors and its respective committees. The purpose of this review is to determine whether any such relationship or transaction is considered a “material relationship” that would be inconsistent with a determination that a director is independent. The Board of Directors has not adopted any “categorical standards” for assessing independence, preferring instead to consider all relevant facts and circumstances in making an independence determination including, without limitation, applicable independence standards promulgated by the NYSE.

As a result of this review, our Board has affirmatively determined that Messrs. Boots, Brenneman, Davis, Gentilcore, Kratochvil, McFadden, Ridout and Walsh are independent directors under the applicable rules of the NYSE. In addition, our Board has affirmatively determined that Messrs. Boots, Davis, Kratochvil and Gentilcore are independent directors, as such term is defined in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Because affiliates of CCMP no longer control a majority of our outstanding common stock, we ceased to be a "controlled company" in February 2017 within the meaning of the NYSE corporate governance standards. As a result, we no longer rely upon the exemption whereby a "controlled company" may elect not to comply with certain NYSE corporate governance standards.

Committees of the Board of Directors

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board of Directors has adopted charters for each of its standing committees. Copies of our committee charters are posted on our website at www.investors.milacron.com.

Audit Committee

The current members of the Audit Committee are Jim Kratochvil (Chair), Jim Gentilcore and Waters Davis. Mark McFadden served on the Audit Committee until May 20, 2016. The Board has determined that each of Messrs. Kratochvil,  Gentilcore and Davis are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K, and the Board is satisfied that all members of our Audit Committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the audit committee.

The Board of Directors has affirmatively determined that each of Messrs. Kratochvil, Gentilcore and Davis meets the definition of “independent director” for purposes of serving on an audit committee under applicable SEC and NYSE rules.

The Audit Committee, among other things, assists the Board of Directors in fulfilling its responsibility relating to (a) the integrity of our financial statements, (b) our systems of internal controls and disclosure controls and procedures, (c) our compliance with applicable law and ethics programs, (d) the annual independent audit of our financial statements and (e) the evaluation of financial and enterprise risks. In connection with its review of the Company's financial statements, the Audit Committee receives reports from the Company's Chief Financial Officer and the Company's independent registered public accounting firm regarding significant risks and exposures and assesses management's steps to minimize them. The Audit Committee also reviews material legal and regulatory matters and compliance with significant applicable legal, ethical and regulatory requirements, and receives reports from the Company's management relating to these matters.

In discharging its duties, the Audit Committee has the sole authority to select, retain, oversee and terminate, if necessary, the independent registered public accounting firm, review and approve the scope of the annual audit, review and pre-approve the engagement of our independent registered public accounting firm to perform audit and non-audit services, meet independently with our independent registered public accounting firm and senior management, review the integrity of our financial reporting process and review our financial statements and disclosures and certain SEC filings and financial press releases.

The Audit Committee formally met eight (8) times in 2016, and members of the Audit Committee also met informally amongst themselves, with management and with other members of the Board from time to time. Decisions regarding audit-related matters were approved by our Board after taking into account the recommendations of the Audit Committee and its members. The Audit Committee maintains a committee charter and meets with our independent registered public accounting firm without management present on a regular basis.

Compensation Committee

The members of the Compensation Committee are Timothy Walsh (Chair), Ira Boots and Waters Davis. All members of the Compensation Committee meet all applicable independence standards under the NYSE corporate governance standards.

The Compensation Committee plays an integral role in the Company's processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee determines the compensation policies and individual compensation decisions for our executive officers, and ensures that these policies and decisions are consistent with overall corporate performance. The Compensation Committee, in conjunction with the Nominating and Corporate Governance Committee, reviews the form and amount of director compensation and makes recommendations to the Board related thereto. The Compensation Committee has the authority to approve all stock option grants and other equity awards to our employees, directors and executive officers. The Compensation Committee also reviews and recommends to the Board of Directors the target annual incentive pool, the annual performance objectives for participants, and actual payouts to participants, including the executive officers. In setting compensation, the Compensation Committee works with its independent compensation consultant and management to create incentives that encourage an appropriate level of risk-taking that is consistent with the Company's business strategy and maximization of stockholder value.

The Compensation Committee has sole decision-making authority with respect to all compensation decisions for our executive officers, including annual incentive plan awards and grants of equity awards subject to further action of the Board as the Board shall determine. The Compensation

Committee is responsible for finalizing and approving the performance objectives relevant to the compensation of our CEO and other executive officers.

The Compensation Committee's recommendations are developed with input from our CEO and, where appropriate, other senior executives. The Compensation Committee reviews management recommendations and input from compensation consultants, along with other sources of data when formulating its independent recommendations to the Board of Directors. A discussion and analysis of the Company's compensation decisions regarding the executive officers named in the Summary Compensation Table appears in this proxy statement under the heading “COMPENSATION DISCUSSION AND ANALYSIS .”

To assist it in performing its duties, the Compensation Committee has the authority to engage outside consulting firms. From time to time since 2012, the Compensation Committee has engaged Pearl Meyer & Partners (“Pearl Meyer”) as its independent compensation consultant. In 2016, Pearl Meyer provided the Compensation Committee with compensation data with respect to similarly sized manufacturing companies which was used to make compensation decisions for 2016. In their capacity as outside and independent compensation consultants, Pearl Meyer reports directly to the Compensation Committee.

The Compensation Committee has sole authority to replace compensation consultants retained from time to time, and to hire additional Compensation Committee consultants at any time. Representatives from outside consulting firms engaged by the Compensation Committee attend meetings of the Compensation Committee, as requested, and communicate with the Chairman of the Compensation Committee between meetings; however, the Compensation Committee is responsible for making recommendations to the Board of Directors regarding the compensation of our executive officers, and the Board of Directors has sole and ultimate decision-making authority in this regard.

The Compensation Committee assessed the independence of Pearl Meyer pursuant to the SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Compensation Committee.

The Compensation Committee reviews and discusses with management proposed Compensation Discussion and Analysis disclosures and determines whether to recommend the Compensation Discussion and Analysis to the Board of Directors for inclusion in the Company's proxy statement and annual report. The recommendation is described in the Compensation Committee Report included in this proxy statement.

The Compensation Committee formally met four (4) times in 2016, and members of the Compensation Committee also met informally amongst themselves, with management and with other members of the Board and Pearl Meyer from time to time. Decisions regarding executive compensation were approved by our Board after taking into account the recommendations of the Compensation Committee and its members.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Greg Brenneman (Chair), Ira Boots and James Ridout.  All members of the Nominating and Corporate Governance Committee meet all applicable independence standards under the NYSE corporate governance standards.

The Nominating and Corporate Governance Committee (a) identifies candidates to serve as directors and on committees of the Board of Directors, (b) develops, recommends and reviews our corporate governance guidelines on a regular basis, and (c) assists the Board of Directors in its annual review of the Board of Directors' performance. The Nominating and Corporate Governance Committee also undertakes such other tasks delegated to the committee by the Board of Directors.

The Nominating and Corporate Governance Committee met one (1) time in 2016, and members of the Nominating and Corporate Governance Committee met informally amongst themselves, with management and other members of the Board from time to time. Decisions regarding board nominations and corporate governance-related matters were approved by our Board after taking into account the recommendations of the Nominating and Corporate Governance Committee and its members.

Criteria for Director Nominees

In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board of Directors, including independence, integrity, objectivity, sound judgment, leadership and diversity of experience (for example, in relation to finance and accounting, international operations, strategy, risk, technical expertise, policy-making, etc.). Annually, the Nominating and Corporate Governance Committee assesses the composition of the Board of Directors, including the Committee's effectiveness in balancing the above considerations.

Other than the foregoing, there are no minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to, and a potential or incumbent director will not necessarily satisfy all of, the foregoing criteria and in evaluating a candidate does not distinguish on the basis of whether the candidate was recommended by a stockholder. Accordingly, the Nominating and Corporate Governance Committee does not have a formal diversity policy but considers diversity of experience, as noted above, as a component of evaluating the composition of the Board of Directors in connection with the annual nomination process.

Process for Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee based on the criteria listed above. Current members of the Nominating and Corporate Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate Governance Committee. Executive search firms may also be retained to identify qualified individuals.

Stockholder Nominations

Our Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company's annual meeting of stockholders. To make a nomination for election to the Board of Directors, a stockholder must submit his or her nomination by providing the person's name and appropriate background and biographical information by writing to the Nominating and Corporate Governance Committee at Milacron Holdings Corp., Attn: Hugh O’Donnell, Vice President, General Counsel and Secretary, 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242. A stockholder's nomination must be received by the Company's Secretary (i) no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the previous year's annual meeting of stockholders, (ii) in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company, or (iii) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. A stockholder nomination must be accompanied by the information required by the Bylaws with respect to a stockholder director nominee.

We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company. See “PROPOSALS BY STOCKHOLDERS” for the deadline for nominating persons for election as directors at our 2018 annual meeting of stockholders.

Board of Directors Role in Risk Oversight

Our Board and management continually monitor the material risks facing our Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. Management regularly reports to the Board on its activities in monitoring and mitigating such risks. Overall responsibility for risk oversight rests with our Board. In addition, the Board may delegate risk oversight responsibility to a particular committee in situations in which the risk falls within the committee's area of focus or expertise. Our Board believes that for certain areas of risk, our Company is better served by having the initial risk evaluation and risk monitoring undertaken by a subset of the entire Board that is more focused on the issues pertaining to the particular risk. For instance, our Compensation Committee assists the Board in evaluating risks relating to our compensation policies and procedures. In reviewing and designing our compensation programs, the Compensation Committee intends that our compensation program rewards for performance, is aligned with the interests of our stockholders and does not involve risks that are reasonably likely to have a material adverse effect on the Company.  Also, our Audit Committee assists the Board in fulfilling the Board's oversight responsibility relating to the evaluation of financial and enterprise risks. As it deems necessary, the respective committee to which oversight and monitoring of a particular risk has been assigned reports on risk exposures and mitigation strategies with respect to such risk to the entire Board. The Company has reviewed its compensation policies and practices and concluded that they are not reasonably likely to have a material adverse effect on the Company.

Board of Directors Leadership Structure

The Board elected Ira Boots as non-executive Chairman of the Board in April 2012. This position is independent from management. Mr. Boots has served as a director of the Company since 2012. The non-executive Chairman of the Board sets the agendas for and presides over the Board meetings as well as meetings of the independent directors. The Company's Chief Executive Officer, Thomas Goeke, also serves as a member of the Board. The Board believes that this leadership structure is appropriate because it helps to promote greater communication between management and the directors. It also increases the directors' understanding of management decisions and Company operations and provides an additional layer of independent oversight of the Company.

Stockholders and other parties interested in communicating directly with Mr. Boots as non-executive Chairman of the Board may do so by writing to Mr. Boots, c/o Milacron Holdings Corp., 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242. Additionally, stockholders and other parties interested in communicating directly with any other independent members of the Board, whether individually or as a group, may do so by writing to that director(s) or the Board of Directors, respectively, c/o Milacron Holdings Corp., 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242.

Attendance at Meetings

It is our policy that each director is expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, Board of Directors and committees of which he or she is a member.

In 2016, the Board of Directors held four (4) meetings (including regularly scheduled and special meetings) and took action by unanimous written consent from time to time. All incumbent directors attended at least 75% of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees on which he served (during the periods that he served).

Stockholder Communications with the Board of Directors

Stockholders and other parties interested in communicating directly with the Board of Directors as a group may do so by writing to the Board of Directors, c/o Milacron Holdings Corp., 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242. The Secretary will review all correspondence and regularly forward to the Board of Directors all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that the Secretary otherwise determines requires attention. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee. We have adopted a Whistleblower Policy, which establishes procedures for submitting these types of concerns, either personally or anonymously through a toll free telephone “hotline” or web transmission operated by an independent party.

Stockholders and other parties interested in communicating directly with Jim Kratochvil, as Chairman of the Audit Committee, may do so by writing to Mr. Jim Kratochvil, Chairman, Audit Committee, c/o Milacron Holdings Corp., 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”), that applies to all of our directors, officers and employees, including our principal executive officer and principal financial accounting officer. The Code is posted on our website at www.investors.milacron.com. Any amendments to, or waivers under, our Code which are required to be disclosed by the rules promulgated by the SEC will be disclosed on the Company's website at www.investors.milacron.com.

Corporate Governance Guidelines and Principles

We have adopted Corporate Governance Guidelines and Principles. These guidelines outline the role of our Board of Directors, the composition and operating principles of our Board of Directors and its committees and our Board of Directors' working process. Our Corporate Governance Guidelines and Principles are posted on our website at www.investors.milacron.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the common stock of the Company, to file with the Securities and Exchange Commission reports of ownership of company securities and changes in reported ownership. Officers, directors, and greater than ten percent stockholders, are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2016 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with, with the exception of the following two filings by each of Messrs. Gentilcore, Boots, Davis and Kratochvil:  (i) a Form 4 reporting a single transaction which was inadvertently filed one business day late on March 9, 2016, and (ii) an amended Form 3 filed on February 22, 2017 solely to correct the number of options reported on the individual’s original Form 3.

Compensation Committee Interlocks and Insider Participation

During 2016 the members of our Compensation Committee were Messrs. Timothy Walsh, Ira Boots and Waters Davis.  No member of the Compensation Committee was, during 2016 or previously, an officer or employee of Milacron or its subsidiaries. Mr. Walsh is President and Chief Executive Officer of CCMP and a member of the firm’s Investment Committee. Mr. Davis served as an Executive Advisor to CCMP until September 2016.  CCMP provided Milacron with advisory services pursuant to its advisory services and monitoring agreement, which terminated upon the consummation of our IPO in June 2015, and has entered into other transactions with us. See “CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS.”

None of our executive officers serve on the compensation committee or board of directors of any other company of which any of the members of our Compensation Committee or any of our directors is an executive officer.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table shows information regarding the beneficial ownership of our common stock by:

•

each person or group who is known by us to own beneficially more than 5% of our common stock;

•

each member of our Board of Directors, each nominee for election as a director, and each of our named executive officers; and

•

all members of our Board of Directors and our executive officers as a group.

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Except as noted by footnote, all stockholdings are as of March 8, 2017 and the percentage of beneficial ownership is based on 68,366,717 shares of common stock outstanding as of March 8, 2017.

Unless otherwise indicated, the address for each holder listed below is c/o Milacron Holdings Corp., 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242.

Name and address of beneficial owner	Number of Shares	Percentage of Shares
Principal stockholders
CCMP(1)	30,088,407	44.0%
AIMCo(2)	5,801,748	8.5%
Levin Capital Strategies, L.P.(3)	3,512,076	5.1%

Directors and Named Executive Officers(4)
Tom Goeke	1,013,974	1.5%
Bruce Chalmers	192,999	*
Ronald Krisanda	420,062	*
Ira Boots	455,189	*
Greg Brenneman(1)	--
Mark McFadden(1)	--
Waters Davis	62,842	*
Jim Gentilcore	95,456	*
Timothy Walsh(1)	--
Jim Kratochvil	83,466	*
James Ridout	--
All members of the Board of Directors and executive officers as a group (11 persons)	2,323,988	3.4%

* Less than 1%

(1) Includes 26,549,631 shares of common stock owned by CCMP Capital Investors II, L.P. (“CCMP Capital Investors”) and 3,538,776 shares of common stock owned by CCMP Capital Investors (Cayman) II, L.P. (“CCMP Cayman,” and together with CCMP Capital Investors, the “CCMP Capital Funds”). The general partner of the CCMP Capital Funds is CCMP Capital Associates, L.P (“CCMP Capital Associates”). The general partner of CCMP Capital Associates is CCMP Capital Associates GP, LLC (“CCMP Capital Associates GP”). CCMP Capital Associates GP is wholly-owned by CCMP Capital, LP. The general partner of CCMP Capital, LP is CCMP Capital GP, LLC (“CCMP Capital GP”).  CCMP Capital, GP ultimately exercises voting and dispositive power over the shares held by the CCMP Capital Funds. Voting and disposition decisions at CCMP Capital GP with respect to such shares are made by a committee, the members of which are Greg Brenneman, Timothy Walsh and Christopher Behrens. Greg Brenneman is Executive Chairman of CCMP and Timothy Walsh is President and Chief Executive Officer of CCMP. Mark McFadden is a Managing Director of CCMP. The address of each of Messrs. Brenneman, McFadden and Walsh and each of the entities described above is c/o CCMP Capital Advisors, LP, 277 Park Avenue, New York, New York 10172, except the address of CCMP Cayman is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin

Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands. Each of Messrs. Brenneman, McFadden, Walsh and Behrens disclaims any beneficial ownership of any shares beneficially owned by the CCMP Capital Funds.

(2) Comprises common stock owned by PE12GVPE (Talon) Ltd. and PE12PXPE (Talon) Ltd. (collectively “AIMCo”), all of which are directly or indirectly owned by entities advised and managed by Alberta Investment Management Corporation. The address for each of PE12GVPE (Talon) Ltd. and PE12GVPE (Talon) Ltd. is 1100—10830 Jasper Avenue, Edmonton, Alberta Canada, T5J 2B3.

(3) Based on information obtained from Amendment No. 1 to Schedule 13G filed by Levin Capital Strategies, L. P.; Levin Capital Strategies GP, LLC; LCS, LLC; LCS Event Partners, LLC; LCS L/S, LLC; and John A. Levin (collectively “Levin”) on February 13, 2017.  According to that report, Levin possesses sole power to vote or to direct the voting of 20,910 of such shares and possesses shared power to vote or to direct the voting of 3,468,126 of such shares and possesses sole power to dispose or to direct the disposition of 20,910 of such shares and possesses shared power to dispose or to direct the disposition of 3,512,076 of such shares. In addition, according to that report, Levin’s business address is 595 Madison Avenue, New York, New York 10022.

(4) With respect to our executive officers Messrs. Goeke, Chalmers and Krisanda, the number of shares beneficially owned includes 919,494, 159,450, and 340,160 shares respectively, which may be acquired pursuant to options issued under the Company’s 2012 Equity Incentive Plan and 86,980, 18,419 and 48,327 shares respectively, which may be acquired pursuant to options issued under the Company’s 2015 Equity Incentive Plan because such options are exercisable within 60 days. With respect to Messrs. Boots, Davis, Gentilcore and Kratochvil, the number of shares beneficially owned includes 428,795, 35,971, 35,971, and 23,981 shares respectively, which may be acquired pursuant to options issued under the Company’s 2012 Equity Incentive Plan because such options are exercisable within 60 days.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement, which will be incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Respectfully submitted by the Compensation Committee of the Board of Directors

Timothy Walsh, Chair

Waters Davis

Ira Boots

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements should be read with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the programs summarized in this discussion.

Introduction

This section discusses the principles underlying the material components of our executive compensation program for our executive officers who are named in the Summary Compensation Table and the factors relevant to an analysis of these policies and decisions. For the year ended December 31, 2016, our “named executive officers” (sometimes referred to as our NEOs) included our principal executive officer, our principal financial officer, and our only other executive officer, as well as our former Chief Operating Officer—MDCS and Fluids.

Name	Title
Thomas Goeke (1)	Chief Executive Officer
Bruce Chalmers	Chief Financial Officer
John Gallagher III (2)	Former Chief Operating Officer—MDCS and Fluids (until May 15, 2016)
Ronald Krisanda (3)	President & Chief Operating Officer

(1)	Mr. Goeke served as President and Chief Executive Officer until April 26, 2016. He continues to serve as Chief Executive Officer.
(2)	Mr. Gallagher left the Company on May 15, 2016.
(3)	Mr. Krisanda previously served as Chief Operating Officer of Advanced Plastic Processing Technologies. On April 26, 2016, he was appointed President and Chief Operating Officer of the Company.

Executive Summary

2016 Compensation Actions

The following summarizes the key compensation decisions for our NEOs for fiscal 2016:

•

Base salary: Three of our NEOs received base salary increases based on an assessment of their individual performance, consideration of internal alignment of base salary levels and reference to market pay levels and our compensation philosophy.

•

Annual Incentive Bonus: In alignment with our pay for performance philosophy, no bonus payouts were made for 2016 as threshold financial performance levels were not achieved under our annual performance-based plan.

•

Long-Term Incentive Awards: In connection with his appointment as President and Chief Operating Officer in April 2016, Mr. Krisanda received an equity award allocated approximately equally (based on grant date value) between stock options and restricted stock. The stock options vest ratably over four years and the restricted shares cliff vest on the third anniversary of the grant date. No equity awards were granted to our other NEOs as they previously received an 18-month equity award upon the close of our initial public offering, or IPO, in June 2015 (intended to cover the remainder of 2015 and 2016).

Corporate Governance and Best Practices

Despite only having been a public company for less than two years, we believe that our executive compensation program is already designed to follow best practices and align the interests of our executives with the long-term interests of our stockholders, as summarized below:

What We Do

✓	Pay for Performance	è	Consistent with goal of creating a performance-oriented environment, pay is based on the achievement of specific strategic and financial goals.
✓	Stock ownership and retention policy	è

Our Chief Executive Officer and other NEOs must hold at least 5x and 3x base salary in company stock, respectively.  They are also required to hold at least 50% of after-tax shares received from equity awards until this requirement is met.

✓	Compensation recoupment (clawback) policy	è	Pursuant to the 2015 Equity Incentive Plan, we allow recovery of annual and long-term incentive compensation based on achievement of financial results that were subsequently restated.
✓	Receive advice from independent compensation consultant	è	Our compensation consultant (Pearl Meyer) provides no other services to the company.

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-

What We Don't Do

X	No supplemental executive retirement plans for NEOs	è	Consistent with focus on performance-oriented environment; reasonable and competitive retirement programs are offered.
X	No change in control excise tax gross-ups	è	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests.
X	No discounted stock options, reload stock options or stock option re-pricing without stockholder approval	è	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests.
X	No short-term trading, short sales, transactions involving derivatives, hedging or pledging transactions for executive officers and non-employee directors	è	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests.

Say on Pay Advisory Vote

In 2016 we conducted our first advisory “Say on Pay” vote, which was approved by 99.8% of our stockholders. We value feedback from our stockholders on our compensation programs and welcome input. Our Compensation Committee has considered the favorable results of our “Say on Pay” vote and determined that our current executive compensation program appropriately aligns the interests of our executives with those of our stockholders and has not made any changes to our executive compensation program. We will continue to monitor feedback from our stockholders and intend to solicit outreach as appropriate on our programs.

Executive Compensation Program Philosophy and Objectives

Our compensation program is intended to directly support the achievement of specific annual, longer-term and strategic goals of the business, while aligning the interests of our NEOs with the interests of our stockholders. Our compensation program is designed to provide a balanced program that rewards financial and individual results that support the Company’s strategic plan, with a focus on performance-based compensation. The program’s strong pay-for-performance alignment is an important part of our continuing commitment to enhancing long-term stockholder value. We also believe that stockholders are best served when we are able to attract and retain high caliber executive talent. To that end, we offer a fixed base salary, an annual bonus plan as well as a long-term equity component of our overall compensation package.

The main objectives of our program include:

•	Creation of Long-Term Value: Linking NEO long-term incentive awards and annual bonuses with increases in stockholder value.

•	Motivating Executives: Incentivizing executives to be accountable for achievement of our strategic and financial objectives.

•	Retention and Attraction: Retaining and attracting critical management by offering market competitive levels of compensation and incentive upside opportunity.

To achieve these objectives, we have structured a compensation program that provides our executives with the following:

Pay Element	Form	Purpose
Base Salary	Cash (Fixed)	Reflects position, responsibilities, competitive market rates, strategic importance of the position and individual experience.

Annual Performance Bonus Plan	Cash (Variable)	Rewards achievement of specified levels of Adjusted EBITDA, unlevered free cash flow and budgeted revenues, as determined by our Compensation Committee.

Long-Term Incentives	Equity (Variable)	Rewards outstanding performance with incentives that focus our executive team on creating stockholder value over the long-term.

We believe this mix of short- and long-term incentives allows us to achieve our goals of attracting, retaining and motivating our top executives. We believe that by providing a substantial portion of our NEOs’ total compensation package in the form of equity-based awards through stock option and restricted stock grants, we are able to create an incentive to build stockholder value over the long-term and closely align the interests of our NEOs to those of our stockholders by incentivizing our NEOs to produce stockholder value. We have adhered to this philosophy historically and intend to continue to do so going forward on a more consistent and regular basis as the company matures. Additionally, our annual performance-based bonus is also contingent upon the achievement of financial performance metrics and the amount of compensation ultimately received for these awards vary with our annual financial performance, thereby providing an additional incentive to maximize stockholder value. We believe that this philosophy has been successful by motivating, retaining and incentivizing our NEOs and providing value to our stockholders.

While we began to assess peer group compensation data in 2015, our compensation philosophy provides for adjustments tailored to individual and corporate performance for the year, roles unique in the marketplace, as well as special circumstances and the need to attract and retain critical talent. Therefore, the Compensation Committee considers available compensation data for executives at the peer companies, but also recognizes the need for adjustments to set appropriate compensation targets for each NEO.

Generally, our total direct compensation (sum of base salary, annual bonus and long-term incentives) is performance-based with market data used as a reference point. The Compensation Committee believes this construct results in a fair level of pay for target performance, and an above-market opportunity if the executive team builds share value in a sustainable way. In general, we target cash compensation (base salary and annual bonus) around the median of our market and compensation peer group, taking into account the relative responsibilities of our executives. In general, we target long-term incentives between the median and up to the 75th percentile of our market and compensation peer group to encourage the sustainability of the business and drive long-term stockholder value creation. Actual total compensation in any given year may be above or below the target level based on individual and corporate performance.

Compensation Decision Making Process

The Compensation Committee

Our executive compensation programs are determined and approved by our Compensation Committee. During 2016, the Compensation Committee was responsible for the oversight, implementation and administration of all of our executive compensation plans and programs. None of our NEOs are members of the Compensation Committee or otherwise have any role in determining the compensation of our other NEOs, although the Compensation Committee does consider the recommendations of our Chief Executive Officer in setting compensation levels for our executive officers other than himself and works closely with our NEOs in establishing compensation targets and performance goals, as described in further detail below. The Compensation Committee determined all of the components of compensation of our Chief Executive Officer. Our Board reviewed the Compensation Committee’s recommendations for the compensation of our Chief Executive Officer and the non-executive chairman’s assessment of the Chief Executive Officer’s performance and approved his final compensation.

The Role of Management

The Compensation Committee, composed solely of independent directors, is ultimately responsible for making executive compensation decisions for our NEOs. The Compensation Committee, does, however, work closely with its independent compensation consultant and management to examine pay and performance matters throughout the year.

Each year, the members of management establish a budget, which is approved by the Board of Directors. The budget establishes revenue targets and other performance-related goals, which gives the Compensation Committee a basis for reviewing and setting the goals and objectives related to the compensation of our NEOs. During this review, the Compensation Committee considers the balance between short-term cash compensation and long-term incentives, evaluates the performance of our NEOs in light of established goals and objectives and considers our prior performance and sets the compensation levels of our NEOs based on that evaluation. The Compensation Committee also uses peer group data to determine appropriate total direct compensation levels (consisting of base salary, annual bonus and long-term incentives) for our NEOs, as discussed below. Finally, in making subjective evaluations of the overall performance of NEOs, the Compensation Committee considers our NEOs’ performance from the perspective of our core values, which include practicing integrity, driving innovation, operational excellence, developing employees, and environmental stewardship.

The Chief Executive Officer and the Chief Human Resources Officer (“CHRO”) may also provide the Compensation Committee with additional analyses and recommendations that reflect such factors as level of experience, time in the position and applicable skill set, although neither the Chief Executive Officer nor CHRO makes recommendations with respect to the Chief Executive Officer’s compensation.

Compensation Consultant

We have engaged Pearl Meyer as our independent advisor to the Compensation Committee from time to time since 2012 to consult on our compensation programs. During 2016, Pearl Meyer provided advice with respect to market competitive compensation programs for executives. After careful consideration, we have concluded that Pearl Meyer is “independent” pursuant to all stock exchange and SEC guidance.

Compensation Benchmarking Data and Pay Mix

Prior to our IPO in 2015, the Compensation Committee had not historically “benchmarked” our compensation levels, other than on an ad hoc basis. However, in conjunction with our IPO, in early 2015 our Compensation Committee, with assistance from Pearl Meyer, conducted a review of our compensation program. Compensation for our NEOs was benchmarked to a public company peer group as adopted by our Compensation Committee in the second quarter of 2015. This compensation peer group remained unchanged in 2016 and the review conducted, and comparative data reviewed, in 2015 was used by our Compensation Committee as a factor in determining 2016 base salary adjustments and considering the size of Mr. Krisanda’s 2016 equity grants. The peer group consists of the following 24 technology and tooling companies with revenues of approximately 1/3x to 3x of our revenues:

Actuant Corporation	ESCO Technologies Inc.	Middleby Corp.
Altra Industrial Motion Corp.	Generac Holdings Inc.	Mueller Industries Inc.
Badger Meter Inc.	Graco Inc.	Nordson Corporation
Barnes Group Inc.	Hillenbrand, Inc.	RBC Bearings Inc.
Chart Industries Inc.	IDEX Corporation	Rexnord Corporation
CLARCOR Inc.	Kennametal Inc.	Tennant Company
Donaldson Company, Inc.	Lennox International, Inc.	TriMas Corporation
EnPro Industries, Inc.	Lincoln Electric Holdings Inc.	Watts Water Technologies, Inc.

The purpose of this review was to assess competitive compensation practices and a variety of other factors. The Compensation Committee reviewed compensation data provided by Pearl Meyer and also considered our position in our life cycle for determining the mix between cash compensation and equity-based awards, the appropriate size of equity-based awards in light of the IPO and the need to retain the key leadership team following the IPO. Going forward, the Compensation Committee generally intends to target base salaries near the median of our compensation peer group. We also intend to target annual and long-term incentives near the median and up to the 75th percentile of our compensation peer group, with ultimate values based on individual and corporate performance. As a result, actual total compensation in any given year may be above or below the targeted level based on individual and corporate performance.

We strive to achieve an appropriate mix between the various elements of our compensation program to meet our compensation objectives and philosophy; however, we do not apply any rigid allocation formula in setting our NEOs’ compensation, and we may make adjustments to this approach for various positions after giving due consideration to prevailing circumstances.

Elements of Compensation—At a Glance

For 2016, our compensation program for our NEOs consisted of:

•	base salary;

•	annual performance-based cash awards; and

•	long-term equity based incentive awards.

We also provide market competitive severance protections, along with a few other benefits generally provided to our employee population, but these items are not the focus of our compensation program nor do they make up a significant portion of the overall compensation provided to our NEOs.

Elements of Compensation—Details

Base Salary

We provide an annual base salary to our NEOs to induce talented executives to join or remain with our Company, to compensate them for their services during the year and to provide them with a stable source of income. For 2016, each of our NEOs, except Mr. Chalmers, was party to an employment agreement which set his minimum level of annual base salary. Mr. Chalmers had an employment letter that established an initial annualized base salary level. For more information regarding the current terms and conditions of our NEOs’ employment, see “—Employment and Severance Agreements.”

The base salary levels of our NEOs are reviewed annually by our Compensation Committee to determine whether an adjustment is warranted. The Compensation Committee may take into account numerous factors in making its determination, none of which are dispositive or individually weighted, including the NEO’s relative importance and responsibilities, the NEO’s performance and periodic reference to comparable salaries paid to other executives of similar experience in our industry in general and in our compensation peer group.

The following changes were made to base salaries for 2016:

•

Mr. Goeke’s annual base salary was increased to $855,000 in April 2016, a merit increase of 3% reflective of his individual performance. This salary increase resulted in Mr. Goeke’s target total cash opportunity (base salary plus target annual bonus) between the median and 75th percentile relative to our compensation peer group.

•

Mr. Chalmers’ annual base salary was increased to $400,000 in April 2016 reflecting an increase of 7% in consideration of his individual performance. This salary increase resulted in Mr. Chalmers’ target total cash opportunity near the median relative to our compensation peer group.

•

Mr. Krisanda’s annual base salary was increased to £388,500 in April 2016, in recognition of his appointment as President and Chief Operating Officer. Mr. Krisanda’s responsibilities exceed those generally found in the Chief Operating Officer role. Thus, at this time, his target total cash opportunity is positioned in the top quartile relative to our compensation peer group. This positioning reflects his diverse global responsibilities as well as his accomplishments.

The base salaries paid to our NEOs during 2014, 2015 and 2016 are reported in the “2016 Summary Compensation Table” below. The annual base salaries in effect for each of our NEOs as of December 31, 2015 and December 31, 2016 are as follows:

Name	2015 Annual Salary	2016 Annual Salary	% Increase
Thomas Goeke	$830,000	$855,000	3.01%
Bruce Chalmers	$375,000	$400,000	6.67%
John Gallagher III	$600,000	$600,000	0.00%
Ronald Krisanda	£370,000	£388,500	1.05%

Annual Performance-Based Cash Awards (Bonus Plan)

We provide our NEOs with annual performance-based cash award opportunities linked to our annual financial performance pursuant to a bonus plan (the “Bonus Plan”).

The target annual performance-based cash award opportunity for each eligible executive is set as a percentage of annualized base salary (i.e., actual base salary paid during 2016). The target annual performance-based cash award amounts were determined by our Compensation Committee, and generally reflect the executive’s position and market conditions. Target bonus opportunity for our NEOs in 2016 was 100% of base salary for Mr. Goeke, 75% of base salary for Mr. Gallagher, 75% of base salary for Mr. Krisanda and 60% of base salary for Mr. Chalmers. Mr. Gallagher was ineligible for a payout for 2016 after he left the Company in May 2016.

Under the Bonus Plan, awards payable for 2016 to our NEOs were based on the achievement of the Company’s budgeted unlevered free cash flow, revenue and Adjusted EBITDA. The unlevered free cash flow measure was weighted 20%, the revenue measure was weighted 30% and the Adjusted EBITDA measure was weighted 50%. A minimum level of Adjusted EBITDA of $220.0 million for 2016 had to be achieved in order for any bonus to be funded under the Bonus Plan.

The Compensation Committee chose revenue and Adjusted EBITDA as objective financial incentive target goals for the Bonus Plan since such goals, when set at the appropriate level, are intended to encourage growth in a prudent fashion. Unlevered free cash flow was added as a measure in 2016 to increase the focus on working capital metrics among other strategic objectives. Revenue performance levels are determined in accordance with U.S. GAAP. For a discussion of Adjusted EBITDA see “Non-GAAP Financial Measures—Adjusted EBITDA” in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Unlevered free cash flow is defined for purposes of the Bonus Plan as Adjusted EBITDA plus/minus the change in working capital minus other cash expenditures (e.g. restructuring expenses) minus capital expenditures.

Depending on our level of achievement of the unlevered free cash flow, revenue and Adjusted EBITDA performance targets, our NEOs could earn 0% of their target bonus opportunity for below threshold performance, 50% of their target bonus opportunity for achievement of threshold performance, and 100% of their target bonus opportunity for achievement of target performance. There is no cap on the percentage of target bonus opportunity for the achievement of above-target performance, with the exception of Mr. Goeke who has a cap of 200% of base salary.

There is no adjustment of the objectively determined bonus payout based on individual performance. Actual bonus payouts are based on the below formula:

Annualized Salary	X	Target Bonus %	X	1. Adjusted EBITDA Performance Factor (50% x Adjusted EBITDA Payout)	+	2. Revenue Performance Factor (30% x Revenue Payout)	+	3. Unlevered Free Cash Flow Performance Factor (20% x Unlevered Free Cash Flow Payout)	=	Actual Bonus

During 2016, the Bonus Plan did not achieve the threshold level of Adjusted EBITDA performance to fund a bonus pool and, therefore, no bonus was paid to our NEOs.

Long-Term Equity Based Incentive Awards

We provide our NEOs with long-term equity incentive awards from time to time, consisting generally of stock options and restricted stock. We believe that equity awards are an important element of our compensation program because they align the interests of our executives with those of our stockholders and incentivize the achievement of our long-term value creation.

We considered market annual long-term incentive grant values as a reference point in determining the IPO grant values for our NEOs and Mr. Krisanda’s 2016 equity award in connection with his appointment as President and Chief Operating Officer.

In connection with his appointment as President and Chief Operating Officer in April 2016, Mr. Krisanda received an equity award with the grant date value allocated approximately equally between stock options and restricted stock. The stock options vest ratably over four years and the restricted stock cliff vest on the third anniversary of the grant date.

No equity awards were granted to our other NEOs as they received an 18-month equity award upon the close of our IPO in June 2015. The award was intended to cover the remainder of fiscal year 2015 after the IPO and all of fiscal year 2016. The IPO grant for our NEOs, other than Mr. Krisanda, was delivered approximately 75% in stock options and 25% in restricted stock, measured based on grant date value. Mr. Krisanda’s IPO grant was made 100% in stock options. Stock options vest ratably over four years and restricted stock cliff vests on the third anniversary of the grant date.

Additional Executive Benefits and Perquisites

We provide our NEOs with certain executive benefits that the Compensation Committee believes are reasonable and in the best interests of the Company and its stockholders but do not constitute a significant portion of the overall compensation program. The Compensation Committee, in its discretion, may revise, amend or add to an officer’s executive benefits if it deems it advisable. We believe these benefits are generally equivalent to benefits provided by comparable companies based on our expertise and knowledge of general industry practices.

Retirement Plan Benefits. We do not sponsor a defined benefit retirement plan as we do not believe that such a plan best serves the needs of our employees or the business at this time. However, we do sponsor a qualified defined contribution (401(k)) retirement plan. The qualified plan is available to all eligible employees located in the United States, including our NEOs located in the United States, and permits participants to make contributions up to the maximum limits allowable under the Internal Revenue Code of 1986, as amended (the “Code”) and provides for Company contributions on a discretionary basis only. For 2016, we made a discretionary matching contribution to employees’ accounts based upon their deferral elections for the previous fiscal year. We provided the matching contribution to all of our NEOs other than Mr. Krisanda. Employee contributions vest immediately. Employees become vested in the Company contributions once they attain one year of credited service. For our employees located in the United Kingdom we also offer a workplace defined contribution pension plan and make contributions on behalf of such employees into this plan. Mr. Krisanda participates in a private retirement plan that mirrors the plan offered to our employees in the United Kingdom.

Health and Welfare Benefits. Our NEOs have the option to participate in various employee welfare benefit programs, including medical, dental and life insurance benefits. These benefit programs are generally available to all employees.

Relocation Assistance. Our business needs require us on occasion to relocate certain employees. To meet this need, we may, on a case by case basis, cover certain expenses, including temporary housing, relocation, living and travel expenses. None of our NEOs received relocation assistance in 2016.

Perquisites. We historically provided certain of our NEOs with a limited automobile allowance. In 2016, Mr. Goeke and Mr. Chalmers received a one-time payment for the termination of the automobile allowance and to replace the full value of the car lease previously provided by the Company. This benefit will not be provided going forward.

In addition, from time to time, we have covered certain personal travel expenses and related tax gross-ups for our NEOs. No such benefits were provided to our NEOs during 2016. No other perquisites are provided to our NEOs.

Severance Benefits

We are party to employment agreements with each of our NEOs except Mr. Chalmers. We entered into an employment offer letter and, effective June 5, 2015, a severance agreement with Mr. Chalmers. The employment agreements provide for severance and other benefits which are designed to provide economic protection so that an executive can remain focused on our business without undue personal concern in the event that his position is eliminated or, in some cases, significantly altered by the Company, which we believe is particularly important in light of the executives’ leadership roles at the Company. The Compensation Committee believes that providing severance or similar benefits is common among similarly-situated executives in the technology and tooling industry generally and remains important in recruiting and retaining key executives. The employment agreements and offer letter we have entered into with our NEOs are described in further detail in the narrative following the Summary Compensation Table. For more information regarding the potential payments and benefits that would be provided to our NEOs in connection with certain terminations of their employment on December 31, 2016, see “—Potential Payments Upon Termination or Change in Control.”

Compensation Guidelines and Policies

Accounting and Tax Considerations

In determining which elements of compensation are to be paid, and how they are weighted, on a going-forward basis we plan on taking into account whether a particular form of compensation will be deductible under Section 162(m) of the Code (“Section 162(m)”). Section 162(m) generally limits the deductibility of compensation paid to our NEOs (other than our Chief Financial Officer) to $1 million during any fiscal year unless such compensation is “performance-based” under Section 162(m). However, under a Section 162(m) transition rule for compensation plans or agreements of corporations which are privately held and which become publicly held in an initial public offering, compensation paid under a plan or agreement that existed prior to the initial public offering will not be subject to Section 162(m) until the earliest of (1) the expiration of the plan or agreement, (2) a material modification of the plan or agreement, (3) the issuance of all employer stock and other compensation that has been allocated under the plan, or (4) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the year of the IPO (the “Transition Date”). After the Transition Date, rights or awards granted under the plan, other than options and stock appreciation rights, will not qualify as “performance-based compensation” for purposes of Section 162(m) unless such rights or awards are granted or vest upon pre-established objective performance goals.

Going forward, our intent generally is to design and administer executive compensation programs in a manner that is intended to preserve the deductibility of compensation paid to our executive officers, and we believe that a substantial portion of our current executive program (including future equity awards and annual bonuses granted under the Bonus Plan to our NEOs as described above) would satisfy the requirements for exemption from the $1 million deduction limitation. However, we have not adopted a policy that all compensation must be deductible and reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable and consistent with the goals of the Company and its stockholders.

Stock Ownership Guidelines

Our executives and non-employee directors are subject to stock ownership guidelines to directly align their interests with those of our stockholders. Executives and non-employee directors are required to own Company stock with a dollar value equal to a multiple of their base salary and Board cash retainer, respectively:

•	Chief Executive Officer: 5x Salary

•	Other NEOs: 3x Salary

•	Other Executives Reporting Directly to our NEOs: 1x Salary

•	Non-Employee Directors: 3x Board cash retainer

Executives and non-employee directors have five years to achieve the stock ownership guidelines. Until the stock ownership guidelines are achieved, executives and non-employee directors must hold 50% of shares realized from the vesting or exercise of shares received in respect of any equity awards, determined on an after-tax basis.

Clawback Policy

Our 2015 Equity Incentive Plan provides that awards made under the plan will be clawed back in certain circumstances, including:

•	termination for cause;

•

the Compensation Committee’s determination that an executive who left the Company for any other reason breached material terms of restrictive covenants (such as a non-competition or confidentiality agreement) in his employment agreement or other grant agreements; or

•	an accounting restatement.

The clawback policy for termination for cause and for breach of restrictive covenants after termination for any other reason will apply at any time within one year after the date on which an executive exercises a stock option or stock appreciation right, on which a full value equity award, such as restricted stock or restricted stock units, vests or becomes payable, or on which a cash performance award is paid. If compensation were clawed back, the executive would be required to pay the Company any gain realized in connection with any of the awards noted above.

If an executive receives compensation (whether a stock option, cash performance award or otherwise) based on financial statements that are subsequently required to be restated in any way that would have decreased the value of such compensation, the executive will be required to forfeit and repay to the Company the difference between what the executive received and what the executive should have received based on the accounting restatement.

The Company intends to modify this policy to the extent required under Section 954 of the Dodd Frank Act when final rules are promulgated.

Anti-Hedging Policy

As part of our Policy on Insider Trading and Communications with the Public, all of our employees, including our NEOs, as well as our directors and consultants, are prohibited from engaging in speculative transactions in our stock, including short sales, puts/calls, hedging transactions and margin accounts or pledges.

2016 Summary Compensation Table

The following table sets forth certain information with respect to compensation earned by our NEOs for each of our last three completed fiscal years.

Name and Principal Position	Year	Salary ($)	Stock Awards($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(4)	Total ($)
Thomas Goeke	2016	846,667	—	—	—	94,839	941,506
Chief Executive	2015	817,500	1,062,500	3,103,464	415,380	3,000	5,401,844
Officer	2014	780,000	—	—	487,103	30,804	1,297,907

Bruce Chalmers	2016	391,667	—	—	—	92,119	483,786
Chief Financial	2015	356,250	225,000	657,208	107,043	90,898	1,436,399
Officer	2014	300,000	—	860,640	85,627	14,718	1,260,985

John Gallagher III	2016	300,000	—	47,640	—	936,366	1,284,006
Former Chief Operating	2015	600,000	281,260	821,505	229,999	—	1,932,764
Officer, MDCS and	2014	600,000	—	3,155,680	162,163	1,700	3,919,543
Fluids					—

Ron Krisanda (3)	2016	473,398	549,992	550,707	—	4,193	1,578,290
President and Chief	2015	533,597	—	1,095,340	200,685	5,010	1,834,632
Operating Officer	2014	508,886	—	229,504	187,877	5,295	931,562

(1)

The amounts shown in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of restricted stock and stock options, respectively, granted to our NEOs, calculated pursuant to FASB ASC Topic 718, excluding the effect of any estimated forfeitures. See Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of the relevant assumptions used in calculating these amounts. For Mr. Gallagher, the amounts shown in the “Option Awards” column for 2016 also include the incremental fair value of the option awards held by him that were modified in connection with his resignation, as described in further detail under the heading “—Employment and Severance Agreements” below, calculated pursuant to FASB ASC Topic 718 as of the modification date. No amount has been included with respect to the modifications to the restricted stock awards held by Mr. Gallagher in connection with his termination of employment given that our stock price had decreased from the date of grant to the date his employment terminated.

(2)	The amounts reported in this column represent the annual cash performance-based bonuses earned by our NEOs pursuant to the achievement of certain Company performance objectives.

(3)

Mr. Krisanda’s cash compensation was paid in British Pounds. His 2016 compensation has been converted to U.S. dollars based on a conversion rate of £0.810892 per $1.00 USD as of December 31, 2016; his 2015 cash compensation has been converted to U.S. dollars based on a conversion rate of £0.67867226 per $1.00 USD as of December 31, 2015; and his 2014 cash compensation has been converted to U.S. dollars based on a conversion rate of £0.642136928516153 per $1.00 USD as of December 31, 2014.

(4)	The amounts shown in the All Other Compensation column for 2016 include the following:

	401(k) Match ($)	Private Retirement Plan Contribution ($)(a)	Car Allowance ($)(b)	Severance Payments ($)(c)
Thomas Goeke	7,950	—	86,889	—
Bruce Chalmers	5,230	—	86,889	—
John Gallagher III	7,950	—	—	928,416
Ron Krisanda	—	4,193	—	—

(a)	This column represents contributions to a private retirement plan for Mr. Krisanda’s benefit.

(b)	This column represents the one-time payment for the termination of the company car program, replacing the full value of a car lease that was previously provided by the Company.

(c)

Severance for Mr. Gallagher includes $900,000 in cash severance payments and $128,416 for COBRA payments that or are payable in connection with his resignation, as described in further details under the heading “—Employment and Severance Agreements” below. As described in further detail under the heading “—Employment and Severance Agreements” below, Mr. Gallagher will also be entitled to a prorated amount of his 2016 annual bonus, based on actual audited year-end results for 2016.

2016 Grants of Plan-Based Awards

The following table summarizes plan-based awards granted to our NEOs for the year ended December 31, 2016.

			Estimated Future PayoutsUnder Non-Equity IncentivePlan Awards
		Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Stock Awards: Number of Shares of Stock or Units(#)(2)	Option Awards: Number of Shares Underlying Options(#)(3)	Exercise or Base Price of Option Awards ($/SH)	Total Grant Date FairValue of Stock and Option Awards ($)(4)
Thomas Goeke	Bonus Plan		423,333	846,667	1,693,333
Bruce Chalmers	Bonus Plan		117,500	235,000	n/a
John Gallagher III	Restricted Stock and Option Modification								47,640
	Bonus Plan		225,000	450,000	n/a
Ron Krisanda(5)	Bonus Plan		177,524	355,049	n/a
	Stock Option Grant	4/26/2016					70,513	18.13	550,707
	Restricted Stock Award	4/26/2016				30,336			549,992

(1)

Represents the threshold, target and, for Mr. Goeke, maximum amounts they could be paid under the Bonus Plan based on the corresponding levels of achievement of Company performance goals under the Bonus Plan, with threshold and target bonus opportunities based on a percentage of each of our NEO’s annual base salary. Our NEOs are also eligible to receive annual bonuses in excess of the target amounts listed above for achievement of applicable Company performance goals in excess of target levels and our NEOs other than Mr. Goeke are not subject to a cap on the maximum amount they may be paid, as further described above in “—Elements of Compensation—Details—Annual Performance-Based Cash Awards (Bonus Plan).” During 2016, the Bonus Plan did not achieve the threshold level of Adjusted EBITDA performance to fund a bonus pool and, therefore, no bonus was paid to our NEOs.

(2)

Represents the number of shares of restricted stock granted to Mr. Krisanda during 2016. The restricted stock award will vest in full on the third anniversary of the grant date, subject to his continued service.

(3)

Represents the number of shares subject to stock option awards granted to Mr. Krisanda during fiscal 2016. Mr. Krisanda’s stock options will vest as to 25% of the shares on each of the first four anniversaries of the grant date, subject to his continued service.

(4)

The amounts shown reflect the aggregate grant date fair value of restricted stock and stock options granted to our NEOs in 2016, calculated in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. See Note 9 to the Consolidated Financial Statements included in our Annual Report on form 10-K for the year ended December 31, 2016 for a discussion of the relevant assumptions used in calculating these amounts. For Mr. Gallagher, the amounts shown reflect the incremental fair value of the option awards that were modified in connection with his resignation, as described in further detail under the heading “—Employment and Severance Agreements” below, calculated pursuant to FASB ASC Topic 718 as of the modification date. All amounts represent potential future income calculated for financial reporting purposes; actual amounts recognized by the named executive officers may be materially different depending on, among other things, the Company’s stock price performance and the period of service of the executive.

(5)

Mr. Krisanda’s cash compensation is paid in British Pounds. His threshold and target bonus amounts have been converted to U.S. dollars at the December 31, 2016 exchange rate of £0.810892 per $1.00 USD.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment and Severance Agreements

Thomas Goeke

We entered into an amended and restated employment agreement with Thomas Goeke on June 24, 2015. Mr. Goeke’s contract period will be valid through September 20, 2017 and will automatically renew on an annual basis thereafter, unless either party provides notice of at least six months prior to the expiration date. The agreement provides that Mr. Goeke will receive an initial annualized base salary of $830,000. The agreement also provides for an annual bonus payment for Mr. Goeke determined by the board of directors or a committee thereof based on performance goals established with respect to each particular year with the threshold, target and maximum bonus level set at a percentage of his annualized base salary. Mr. Goeke’s agreement also contains standard confidentiality provisions and non-solicitation and non-competition covenants that run for a period of 18 months following the date of termination.

Bruce Chalmers

We entered into an offer letter with Bruce Chalmers on October 30, 2013 and a severance agreement, effective June 5, 2015. The offer letter provides that Mr. Chalmers will receive an initial annualized base salary of $300,000. The offer letter also provides that Mr. Chalmers will be eligible to participate in the Bonus Plan with a target bonus level set at a percentage of his annualized base salary. Pursuant to the offer letter and a related stock option award agreement, Mr. Chalmers was granted an option to purchase 159,450 shares of our common stock at a price of $9.41 per share. Mr. Chalmers’s severance agreement is described below and contains standard confidentiality provisions and non-solicitation and non-competition covenants that run for a period of 18 months following the date of termination.

Ron Krisanda

We entered into an employment agreement with Ron Krisanda on March 20, 2013. Mr. Krisanda’s contract is valid until either party provides at least 12 months’ notice of termination. The agreement provides that Mr. Krisanda will receive an initial annualized base salary of £315,000. Mr. Krisanda also received a one-time signing bonus of £30,000 in 2013. Mr. Krisanda’s agreement provides for an annual bonus payment for Mr. Krisanda determined in accordance with the Bonus Plan with a target bonus level set at a percentage of his annualized base salary. Mr. Krisanda’s agreement contains customary restrictive covenants, including confidentiality provisions and non-solicitation and non-competition covenants that run for a period of up to 12 months following the date of termination, subject to reduction for any periods of garden leave, up to 6 months.

John Gallagher III

John Gallagher III resigned from the Company on May 15, 2016. Pursuant to the terms of his employment agreement, dated April 25, 2014, he became entitled to receive cash severance payments equal to the following:

•	18 months of his annual base salary as then in effect; plus

•	the pro-rated amount of his annual bonus for the year of termination, based on actual audited year-end results for such year and payable when bonuses are normally paid to employees; plus

•	up to 18 months of the full cost of health insurance under COBRA.

In connection with Mr. Gallagher’s resignation, the Company amended the outstanding restricted stock award agreement with Mr. Gallagher, dated June 24, 2015, to provide that 3,907 shares of restricted stock awarded under the agreement vested on the date of Mr. Gallagher’s resignation, with the remaining 10,156 unvested shares of restricted stock awarded being forfeited. Prior to this amendment all 14,063 shares of restricted stock covered by this agreement would have been forfeited as a result of his resignation. The Company has also amended the outstanding nonqualified stock option award agreement with Mr. Gallagher, dated November 27, 2012, to allow for post-resignation vesting as to 23,982 stock options which would otherwise have been forfeited as a result of his resignation, such that 11,991 stock options vested on November 27, 2016 and 11,991 stock options will now vest on November 27, 2017, with all such post-resignation vesting being subject to Mr. Gallagher’s continued compliance with the restrictive covenant obligations in his employment agreement. The non-qualified stock option award agreement with Mr. Gallagher, dated May 1, 2014, was already fully vested at the time of his resignation and, as provided in his employment agreement, the stock options subject to that agreement will remain exercisable until their May 1, 2024. All stock options granted under the non-qualified stock option award agreement with Mr. Gallagher, dated June 24, 2015, were unvested and were forfeited as a result of his resignation in accordance with the terms of the award agreement.

Each of Messrs. Goeke, Chalmers, and Krisanda are also entitled to certain payments upon their termination as described below under “—Potential Payments Upon Termination or Change in Control.”

2016 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards held by our NEOs as of December 31, 2016.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Thomas Goeke	6/24/2015	86,980	260,942	(2)	20.00	6/24/2025
	3/28/2013	104,705	—		6.64	3/28/2023
	10/4/2012	407,395	—		6.64	10/4/2022
	10/4/2012	407,394	—		6.64	10/4/2022
	6/24/2015						53,125	(3)	989,719

Bruce Chalmers	6/24/2015	18,419	55,259	(2)	20.00	6/24/2025
	4/30/2014	159,450	—		6.64	4/30/2024
	6/24/2015						11,250	(3)	209,588

John Gallagher III	5/1/2014	584,650	—		6.64	5/1/2024
	11/27/2012	47,962	11,991	(4)	6.64	11/27/2022

Ron Krisanda	4/26/2016	—	70,513	(2)	18.13	4/26/2026
	4/26/2016						30,336	(3)	565,160
	6/24/2015	30,699	92,097	(2)	20.00	6/24/2025
	8/6/2014	42,520	—		6.64	8/6/2024
	5/8/2013	297,640	—		6.64	5/8/2023

(1)	Amounts are based on the fair market value of our common stock of $18.63, which was the closing price of our common stock on December 30, 2016 as reported on the NYSE.

(2)	These options will vest in equal annual installments of 25% of the shares over a 4-year period on each anniversary of the grant date.

(3)	These awards will vest on the third anniversary of the grant date.

(4)	The final 11,991 options of this award will vest on November 27, 2017 per the amended award agreement as part of Mr. Gallagher’s departure.

Option Exercises and Stock Vested in 2016

	Option Awards(1)		Stock Awards(1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Thomas Goeke	—	—	—	—

Bruce Chalmers	—	—	—	—

John Gallagher III	—	—	3,907	60,207

Ron Krisanda	—	—	—	—

(1)

The number of shares acquired and the value realized on exercise or vesting have not been reduced to reflect any NEO’s use of share withholding to pay the exercise price of options or to satisfy tax obligations in connection with the option exercise or the vesting of restricted stock.

(2)	The amounts shown in this column reflect the value of the vested shares based on the closing price of our common stock on the trading day immediately prior to the vesting date.

Pension Benefits

We do not provide our NEOs benefits pursuant to any defined benefit pension plan or other supplemental retirement programs.

Nonqualified Deferred Compensation

In the year ended December 31, 2016, our NEOs received no nonqualified deferred compensation and had no deferred compensation benefits.

Potential Payments Upon Termination or Change in Control

In this section, we describe payments that may be made to our NEOs upon several events of termination, assuming the termination occurred as of the last day of December. None of our NEOs were eligible to receive any payments or accelerated benefits in connection with a change in control.

Cash Benefits

Our NEOs are entitled to the following cash severance under their respective employment agreements or, with respect to Mr. Chalmers, his severance agreement. Mr. Gallagher resigned during 2016 and his cash severance is addressed separately above under “—Employment and Severance Agreements—John Gallagher III.”

If Mr. Goeke’s employment is terminated either by us without “cause” (other than by reason of death or “disability”) or by Mr. Goeke for “good reason”, Mr. Goeke will receive cash severance payments equal to the following, subject to his execution of a release of claims:

•	200% of his annual base salary as then in effect; plus

•	200% of the greater of (i) his annual bonus for the year prior to the date of termination or (ii) his annual bonus for the year of termination calculated at the target level; plus

•	the pro-rated amount of his annual cash bonus for the year of termination, based on actual audited year-end results for such year and payable when bonuses are normally paid to employees; plus

•	any annual bonus earned, but unpaid, for the year immediately preceding the year in which the termination date occurs; plus

•	18 months of the cost of health insurance under COBRA.

If Mr. Goeke’s employment is terminated by reason of death or “disability”, he will receive a cash severance payment equal to a pro-rata bonus for the year of termination, based on actual audited year-end results for such year and payable when bonuses are normally paid to employees, in addition to any annual bonus earned, but unpaid, for the year immediately preceding the year in which the termination date occurs.

If Mr. Chalmers’ employment is terminated either by us without “cause” (other than by reason of death or “disability”) or by Mr. Chalmers for “good reason”, Mr. Chalmers will receive cash severance payments equal to the following, subject to his execution of a release of claims:

•	18 months of his annual base salary as then in effect; plus

•

to the extent provided in the Company’s bonus plan for the year of termination, the pro-rated amount of his annual cash bonus for the year of termination, based on actual audited year-end results for such year and payable when bonuses are normally paid to employees; plus

•	any annual bonus earned, but unpaid, for the year immediately preceding the year in which the termination date occurs; plus

•	18 months of the cost of health insurance under COBRA.

If Mr. Chalmers’ employment is terminated by reason of death or “disability”, he will receive a cash severance payment equal to any annual bonus earned, but unpaid, for the year immediately preceding the year in which the termination date occurs.

If Mr. Krisanda’s employment is terminated either by us without “cause” (other than by reason of death or disability) or by Mr. Krisanda for “good reason” (as such terms are defined in his employment agreement), Mr. Krisanda will receive a cash severance payment equal to the following, subject to his execution of a release of claims:

•	six months of his annual base salary as then in effect; plus

•

if less than 12 months prior written notice of termination is given by the Company to Mr. Krisanda, an amount equal to the annual base salary that he would have been entitled to during the remainder of the notice period.

For purposes of the employment agreement with Mr. Goeke, “cause” generally means: (a) a material breach of the agreement or any Company policy, (b) conviction or plea of no contest to certain crimes, (c) willful misconduct which is or could reasonably be expected to be materially injurious to the Company’s business reputation or finance condition, or (d) intentional acts involving dishonesty or violence which is or could reasonably be expected to be materially injurious to the Company’s business reputation or financial condition.

For purposes of Mr. Chalmers’ severance agreement, “cause” means termination of Mr. Chalmers’ employment because: (a) he has committed a deliberate and premeditated act against the interests of the Company, (b) his conviction, plead guilty or nolo contendere to a felony or crime involving moral turpitude, (c) his failure to perform or neglect of material duties incident to his employment or other engagement with the Company on a regular basis that has continued for a period of twenty days after written notice by us, (d) his chronic absence from work, (e) his refusal to obey a lawful resolution or direction by the Board which is consistent with the duties incident to his employment that has continued for more than twenty days after written notice, (f) his breach of any material term of the severance agreement or certain other agreements that he is a party to, or (g) his unlawful use or possession of illegal drugs or habitual drunkenness on the Company’s premises.

For purposes of Mr. Krisanda’s employment agreement, “cause” means, if Mr. Krisanda: (a) is guilty of any gross misconduct affecting the business of the Company, (b) commits any serious or repeated breach or non-observance of any of the provisions of his employment agreement or the articles of association, by-laws or constitution of the Company, (c) refuses or neglects to comply with any reasonable and lawful directions of the Board, (d) is, in the reasonable opinion of the Board, seriously negligent or incompetent, (e) acts in any manner which in the opinion of the Board is likely to bring disrepute upon himself or the Company or is materially adverse to the interests of the Company, (f) is charged with or convicted of any offense in any jurisdiction (other than certain traffic offenses), (g) is declared bankrupt or makes any arrangement with or for the benefit of his creditors, (h) is disqualified from acting as a director or resigns as a director with the prior written consent of the Board, or (i) ceases to be eligible to work in the United Kingdom.

For purposes of Mr. Goeke’s employment agreement, “good reason” means termination by Mr. Goeke based on any of: (a) a material reduction in his base salary, unless agreed to in writing, (b) delivery by us of a notice of non-renewal of his employment term, (c) a material reduction in the authority, duties, or responsibilities of Mr. Goeke, (d) a requirement for Mr. Goeke to report to a corporate officer or employee rather than directly to our Board, (e) a change in the geographic location where Mr. Goeke is required to perform his duties of more than 100 miles (one way) from the current headquarters in Cincinnati, Ohio, other than required travel, or (f) any other action or inaction that constitutes a material breach by us of the agreement.

For purposes of Mr. Chalmers’ severance agreement, “good reason” means termination by Mr. Chalmers based on: (a) any material reduction in his annual base salary, other than a less than 10% reduction applicable to Company executives generally, (b) a material reduction in his authority, duties, or responsibilities, or (c) he is required to relocate to a different principal place of business that is located more than 100 miles (one way) away from the Company’s headquarters in Cincinnati, Ohio.

For purposes of Mr. Krisanda’s employment agreement, “good reason” means a material reduction in his base salary without the written consent of Mr. Krisanda.

Equity Benefits

Each of our NEOs hold stock option and restricted stock awards that were granted in connection with our IPO in 2015 under the 2015 Equity Incentive Plan. Mr. Krisanda was also granted stock options and restricted stock awards in 2016. Unvested stock options will be forfeited upon termination for any reason. Vested stock options will be exercisable at any time prior to the earliest of the expiration date or (a) one year following termination due to death or disability, (b) 90 days following termination of employment other than for cause, death or disability, or (c) the date of termination due to termination for “cause.” Unvested restricted stock will be forfeited upon termination for any reason. Mr. Gallagher resigned during 2016 and the treatment of his equity awards is addressed separately under “—Employment and Severance Agreements—John Gallagher III.”

The table below shows the estimated value of the severance benefits that each of our NEOs who were employed by us at the end of 2016 would have been entitled to receive if they were terminated by us without cause or by the named executive officer for good reason. The table below assumes that such termination occurred on December 31, 2016 and that payments were made under the employment or severance agreements then in effect. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below.

Termination without Cause or for Good Reason

Name	Cash Severance Pay($)		Benefits ($)(1)
Thomas Goeke	4,266,667	(2)	29,199
Bruce Chalmers	835,000	(3)	34,961
Ron Krisanda	718,653	(4)	—

(1)	Represents the estimated value of the COBRA premiums for 18 months.

(2)

Represents a cash severance payment equal to 200% of his annual base salary, plus 200% of his annual bonus calculated at the target level and the pro-rated amount of his annual cash bonus for the year of termination, based on actual audited year-end results, which, for purposes of calculating the estimated value of his severance benefits as of December 31, 2016, is assumed to be 100% of his target annual cash bonus.

(3)

Represents a cash severance payment equal to 18 months of his annual base salary, and the pro-rated amount of his annual cash bonus for the year of termination, based on actual audited year-end results, which, for purposes of calculating the estimated value of his severance benefits as of December 31, 2016, is assumed to be 100% of his target annual cash bonus.

(4)

Mr. Krisanda is entitled to receive a cash severance payment equal to 6 months of his annual base salary and, if less than 12 months prior written notice of termination is given by the Company to Mr. Krisanda, an amount equal to the annual base salary that he would have been entitled to receive had he remained employed through the end of the notice period. The amount listed in the table above represents 6 months of his annual base salary and 12 months pay in lieu of notice.

Director Compensation

During 2016, all of our non-employee directors received cash compensation for their services as directors. Certain directors were also granted restricted stock unit awards. The compensation program for 2016 included:

• Annual Board Cash Fee:	$60,000 paid quarterly
• Annual Board Cash Fee for Non-Executive Chairman:	$250,000 paid quarterly
• Annual Committee Chairman Cash Fee
• Audit Committee Chairman:	$18,000 paid quarterly
• Compensation Committee Chairman:	$12,500 paid quarterly
• Nominating and Corporate Governance Committee Chairman:	$10,000 paid quarterly
• Annual Restricted Stock Unit/Cash Award:	$60,000
• Annual Restricted Stock Unit Award for Non-Executive Chairman:	$250,000

Directors who are not full-time investment professionals of CCMP or employees of AIMCo received a restricted stock unit award, while the other directors received cash in lieu of the restricted stock unit award. Mr. Boots received a restricted stock unit award with a grant date value of $250,000 and Messrs. Davis, Gentilcore, and Kratochvil received a restricted stock unit award with a grant date value of $60,000. These restricted stock unit awards will vest on March 4, 2017, subject to their continued service through that time. Messrs. Brenneman, McFadden, Ridout, and Walsh will receive a cash payment of $60,000 in lieu of the restricted stock unit award, which will be paid in early 2017, subject to their continued service through that time.

The following table sets forth certain information with respect to cash compensation paid to our directors for 2016 service and restricted stock unit awards granted to our directors in 2016.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Unit Awards ($)(1)	Total ($)
Ira Boots	250,000	250,000	500,000
Greg Brenneman	130,000	—	130,000
Waters Davis	60,000	60,000	120,000
James Gentilcore	60,000	60,000	120,000
James Kratochvil	78,000	60,000	138,000
Mark McFadden	120,000	—	120,000
James Ridout	120,000	—	120,000
Timothy Walsh	132,500	—	132,500

(1)

As required by SEC rules, amounts shown present the aggregate grant date fair value of restricted stock unit awards granted to our non-employee directors during 2016, calculated in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures.

The following table sets forth the aggregate number of unvested restricted stock units and the aggregate number of securities underlying unexercised stock option awards held by our directors as of December 31, 2016.

Name	Unvested Restricted Stock Unit Awards (#)(1)	Number of Securities Underlying Unexercised Options (#)(2)
Ira Boots	17,019	599,106
Greg Brenneman	—	—
Waters Davis	4,085	59,953
James Gentilcore	4,085	59,953
James Kratochvil	4,085	59,953
Mark McFadden	—	—
James Ridout	—	—
Timothy Walsh	—	—

(1)	These restricted stock units vest 100% on the one year anniversary of the date of grant, subject to the director’s continued service.

(2)

Represents stock options that vest over five years, at a rate of 20% per year beginning on the first anniversary of the grant date and vest in full upon a change in control, subject, in each case, to the director’s continued service through the applicable vesting date. Stock options were granted prior to 2016.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2016 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Compensation Discussion and Analysis.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Amended and Restated Stockholders Agreement

On July 8, 2013, we, CCMP, affiliates of Alberta Investment Management Corporation (collectively referred to as “AIMCo”), our management investors and Ira Boots entered into an Amended and Restated Stockholders Agreement (the “Stockholders Agreement”). The Stockholders Agreement contains provisions relating to the election of directors, governance, stock transfer restrictions with respect to stock held by non- CCMP stockholders, customary drag-along rights in favor of CCMP and customary tag-along rights, preemptive rights and registration rights. These provisions, other than the registration rights provisions, terminated upon the consummation of our IPO in June 2015.

(a) Demand Registration Rights

CCMP has the right to demand an unlimited number of times that we use our best efforts to effect the registration of registerable shares (as defined in the Stockholders Agreement) of the Company’s common stock under the Securities Act. These registrations rights are subject to customary specified conditions and limitations, including that the gross offering price of all registerable shares would be no less than $10,000,000.

(b) Piggyback Registration Rights

If we propose for any reason to register any shares of our common stock under the Securities Act, either for our own account or for the account of another person, then certain stockholders party to the Stockholders Agreement, including CCMP, AIMCo, our management investors and Ira Boots, will be entitled to notice of the registration and will be entitled to include their shares of common stock in the registration statement. These piggyback registration rights are subject to customary specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances.

The Company filed a registration statement with the SEC effective January 31, 2017 for the sale of a total of 12,000,000 shares of common stock by the following stockholders: CCMP, AIMCo, Boots Family Trust, Tom Goeke, and Waters Davis.  The Company did not receive any proceeds from the sale, which closed on February 6, 2017.  The expenses of the offering, not including the underwriting discount, are estimated at $1.2 million and are payable by the Company. The Company also agreed to reimburse the underwriters for certain other expenses in an amount not to exceed $25,000.

Employment Agreements

We have entered into employment agreements with certain of our executive officers. See “Compensation Discussion and Analysis—Employment and Severance Agreements.”

Chairman Services Agreement

We have entered into an amended and restated chairman services agreement with Ira Boots effective June 24, 2015. Pursuant to this agreement, Mr. Boots will be entitled to the compensation described under “Compensation Discussion and Analysis—Director Compensation.”

Indemnification of Officers and Directors

We have indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director or executive officer. We believe these indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

Policies for Approval of Related Person Transactions

We adopted a written policy relating to the approval of related person transactions. Our Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (1) our directors, director nominees, executive officers or their immediate family members, (2) any 5% record or beneficial owner of our common stock or (3) any immediate family member of any person specified in (1) and (2) above. Our Corporate Controller is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related party transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.

As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the Audit Committee will consider:

•

the nature of the related person's interest in the transaction and the relationship of the related person with the Company;

•

the availability of other sources of comparable products or services;

•

the business purpose for, and the material terms of, the transaction, including, without limitation, the amount and type of the transaction; and

•

the importance of the transaction to us.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

Except as otherwise set forth in this proxy statement, there were no related person transactions required to be disclosed since January 1, 2016 and no such transactions are currently proposed.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that the stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017. The Audit Committee approved the selection of Ernst & Young LLP as our independent registered public accounting firm for 2017. Ernst & Young LLP is currently our independent registered public accounting firm.

Although the Company is not required to seek stockholder approval of this appointment, the Board of Directors believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

The Board of Directors recommends a vote “FOR” ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

Principal Accounting Fees and Services

Ernst & Young LLP (“EY”) serves as our independent registered public accounting firm. The following table presents fees paid for the audit of our annual consolidated financial statements and all other professional services rendered by EY for the years ended December 31, 2016 and 2015.

	For the Years Ended December 31,
	2016	2015
Audit fees(1)	$3,101,130	$2,367,190
Audit-related fees(2)	0	60,000
Tax fees(3)	849,704	23,500
All other fees	—	—
Total fees	$3,950,834	$2,450,690

(1) Audit Fees were for audit services, including (a) the annual audit (including required quarterly reviews), subsidiary audits and other procedures required to be performed by the independent auditors to be able to form an opinion on the Company’s consolidated financial statements; (b) consultation with management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board or other regulatory or standard-setting bodies; (c) international statutory audits; and (d) services that only the independent auditors reasonably can provide, such as services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings and assistance in responding to SEC comment letters. Audit fees in 2016 and 2015 include S-1 registration and other initial public offering-related fees.

(2) Audit-Related Fees are for services that are reasonably related to the performance of the audit or review of financial statements and are not included in “Audit Fees.”  These services principally include due diligence in connection with acquisitions.

(3) Tax Fees were for services related to tax compliance and planning.

The services provided by EY were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, based on advice from EY, that the provision of such services has not adversely affected EY's independence.

According to its charter, the Audit Committee is responsible for approving all audit engagement fees, terms and non-audit engagements with the independent auditors on behalf of the Company in advance of providing any service.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, we are offering our stockholders an opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board and the Compensation Committee will consider the voting results when making future compensation decisions.

As described in the “Compensation Discussion and Analysis” section of this proxy statement, we believe that our executive compensation program enables us to attract, retain, and motivate a high-performance executive management team that improves our fundamental financial performance and provides value to the long-term interests of Milacron and its stockholders.

We ask for your advisory vote on the following resolution:

•

“RESOLVED, that the stockholders hereby approve the compensation of Milacron's named executive officers, as described in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Your Board unanimously recommends that you vote “FOR” approval of this proposal.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company's financial statements and financial reporting process and the Company's systems of internal accounting and financial controls; (ii) the performance of the internal audit services function; (iii) the annual independent audits of the Company's financial statements and management's report regarding the effectiveness of the Company's system of internal control over financial reporting, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company's disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities set out in the committee's charter. The Audit Committee has the responsibility for the engagement and retention of the Company's independent registered public accounting firm and the approval of all audit and other engagement fees.

In discharging its responsibilities, the Audit Committee is not itself responsible for the planning or conducting of audits or for any determination that the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. The Company's management is primarily responsible for its financial statements and the quality and integrity of the reporting process. The independent registered public accounting firm Ernst & Young LLP is responsible for auditing those financial statements with accounting principles generally accepted in the United States of America.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2016, management's report of the effectiveness of the Company's system of internal control over financial reporting and Ernst & Young's report of the effectiveness of the Company's system of internal control over financial reporting with the Company's management and representatives of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, as well as by SEC regulations. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Ernst & Young LLP audited the financial records of the Company and its subsidiaries for the year ended December 31, 2016.  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

In reliance on its review of the audited consolidated financial statements, the review of the report of management on the effectiveness of the Company's internal control over financial reporting and Ernst & Young's report thereon, the discussions referred to above and the receipt of the written disclosures referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

Jim Kratochvil, Chair Jim Gentilcore Waters Davis

OTHER BUSINESS

The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

PROPOSALS BY STOCKHOLDERS

Proposals that stockholders wish to submit for inclusion in our proxy statement and related form of proxy for our 2018 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by us at 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242, attention of Hugh O’Donnell, Vice President, General Counsel and Secretary, no later than November 24, 2017, unless the date of our 2018 annual meeting is more than 30 days before or after April 25, 2018, in which case the deadline will be a reasonable time before we begin to print and mail our proxy materials. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder other than for inclusion in our proxy statement and related form of proxy for our 2018 annual meeting of stockholders, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no earlier than the close of business on December 27, 2017 nor later than the close of business on January 26, 2018, unless the date of our 2018 annual meeting is more than 30 days before or 60 days after April 25, 2018, in which case notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by our Bylaws. Any proxies solicited by the Board of Directors for the 2018 annual meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

By Order of the Board of Directors,

/s/ Hugh C. O’Donnell

Hugh C. O’Donnell

Vice President, General Counsel & Secretary

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Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION	000004	00000000.000000 ext 000000000.000000 ext 00000000.000000 ext 000000000.000000 ext 00000000.000000 ext 000000000.000000 ext
ENDORSEMENT LINE ____________ SACKPACK _____________

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 25, 2017.

Vote by Internet • Go to www.investorvote.com/MCRN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark you votes with an X as shown in this example. Please do not write outside the designated areas.				X

Annual Meeting Proxy Card							1234 5678 9012 345
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE FOLD ALONG THE PERFORATION DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A										Proposals – The Board of Directors recommends a vote “FOR” all nominees listed in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.

1. Election of Class II Directors	For	Withhold			For	Withhold		For	Withhold
01 – Ira G. Boots			02 – Gregory D. Brenneman				03 – James F. Gentilcore

			For	Against	Abstain			For	Against	Abstain
2. Ratify the selection of Ernst & Young LLP as independent registered public account firm						3. Advisory vote to approve executive compensation

Other Business: The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders.  If any other matter shall properly come before the annual meeting, or any adjournment or postponement thereof, the proxies named hereby will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

	C 1234567890 J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE

1 U P X 3 2 4 0 3 4 1

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2017 Annual Meeting Admission Ticket

2017 Annual Meeting of Stockholders of

Milacron Holdings Corp.

April 25, 2017, 8:30 AM Local Time

Milacron corporate headquarters

10200 Alliance Road, Suite 200, Cincinnati, OH 45242

Upon arrival please present this admission ticket

and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY – MILACRON HOLDINGS CORP.

Notice of 2017 Annual Meeting of Shareholders

This proxy is solicited by the Board of Directors for the Annual Meeting on April 25, 2017.

Bruce A. Chalmers, Chief Financial Officer of Milacron Holdings Corp., and Hugh C. O’Donnell, General Counsel and Secretary of Milacron Holdings Corp., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Milacron Holdings Corp. to be held on April 25, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder.  If no such directions are indicated, the Proxies will vote “FOR” the election of the nominees for Class II Directors listed in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

(Items to be voted appear on revise side.)

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IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark you votes with an X as shown in this example. Please do not write outside the designated areas.			X

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A			Proposals – The Board of Directors recommends a vote “FOR” all nominees listed in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.

1. Election of Class II Directors	For	Withhold			For	Withhold		For	Withhold
01 – Ira G. Boots			02 – Gregory D. Brenneman				03 – James F. Gentilcore

			For	Against	Abstain			For	Against	Abstain
2. Ratify the selection of Ernst & Young LLP as independent registered public account firm						3. Advisory vote to approve executive compensation

Other Business: The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders.  If any other matter shall properly come before the annual meeting, or any adjournment or postponement thereof, the proxies named hereby will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

1 U P X 3 2 4 0 3 4 2

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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY – MILACRON HOLDINGS CORP.

Notice of 2017 Annual Meeting of Shareholders

This proxy is solicited by the Board of Directors for the Annual Meeting on April 25, 2017.

Bruce A. Chalmers, Chief Financial Officer of Milacron Holdings Corp., and Hugh C. O’Donnell, General Counsel and Secretary of Milacron Holdings Corp., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Milacron Holdings Corp. to be held on April 25, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder.  If no such directions are indicated, the Proxies will vote “FOR” the election of the nominees for Class II Directors listed in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

(Items to be voted appear on revise side.)